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                  HYDRON TECHNOLOGIES, INC. AND SUBSIDIARIES

        Exhibit (11) - Statement Re: Computation of Earnings Per Share

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
                                        Three Months Ended            Nine Months Ended
                                           September 30,                 September 30,
                                   ---------------------------   ----------------------------
                                      1996            1995           1996            1995
                                   ------------   ------------   ------------    ------------
Primary:
Average shares outstanding          22,664,849      22,629,607     22,664,849      22,496,553
Net effect of dilutive stock
    options - based on the
    treasury stock method using
    average market price             1,552,781         513,050        627,303         651,858
                                   ------------   ------------   ------------    ------------

Totals                              24,217,630      23,142,657     23,292,152      23,148,411
                                   ============   ============   ============    ============

Net income                        $ (2,943,806)   $    375,808   $ (1,860,937)   $  1,780,473
                                   ============   ============   ============    ============

Per share amount                  $      (0.12)           0.02   $      (0.08)           0.08
                                   ============   ============   ============    ============


Fully diluted:
Average shares outstanding          22,664,849      22,629,607     22,664,849      22,496,553
Net effect of dilutive stock
    options - based on the
    treasury stock method using
    quarter-end market price         1,552,781         513,050      1,552,781         668,816
                                   ------------   ------------   ------------    ------------

Totals                              24,217,630      23,142,657     24,217,630      23,165,369
                                   ============   ============   ============    ============

Net income                        $ (2,943,806)   $    375,808   $ (1,860,937)   $  1,780,473
                                   ============   ============   ============    ============

Per share amount                  $      (0.12)           0.02   $      (0.08)           0.08
                                   ============   ============   ============    ============
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